Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of RC2 Corporation (the "Company") certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2004	By:	/s/ Curtis W. Stoelting

Curtis W. Stoelting, Chief Executive Officer

Date: May 10, 2004	By:	/s/ Jody L. Taylor

Jody L. Taylor, Chief Financial Officer